As filed with the Securities Exchange Commission on July 19, 2006

                                       Registration Statement No. 333 -
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                            EAGLE BULK SHIPPING INC.
             (Exact name of registrant as specified in its charter)

Republic of the Marshall Islands            4412                 98-0453513
---------------------------------   -----------------------   ------------------
(State or other jurisdiction          (Primary Standard        (I.R.S. Employer
of incorporation or organization)  Industrial Classification   Identification
                                        Code Number)                No.)

Eagle Bulk Shipping Inc.                            Seward & Kissel LLP
   477 Madison Avenue                           Attention: Gary J. Wolfe, Esq.
New York, New York 10022                            One Battery Park Plaza
    (212) 785-2500                                New York, New York 10004
(Address and telephone number                         (212) 574-1200
of Registrant's principal executive offices)     (Name, address and telephone
                                                  number of agent for service)

                                   Copies to:
                               Gary J. Wolfe, Esq.
                               Seward & Kissel LLP
                             One Battery Park Plaza
                            New York, New York 10004
                        (212) 574-1200 (telephone number)
                        (212) 480-8421 (facsimile number)
                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [_]

                                       CALCULATION OF REGISTRATION FEE
===========================================================================================================

                                                                     Proposed
                                                                      Maximum
                                                                   Offering Price        Proposed Maximum
Title of Each Class of             Amount to         Per              Aggregate            Amount of
Securities to be Registered      be Registered     Security(2)     Offering Price(2)    Registration Fee
---------------------------      -------------     -------------   -----------------    ----------------
Common Stock, par value $.01     5,000,000(1)         $14.62         $73,100,000.00         $7,821.70
===========================================================================================================


(1) In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant the number of shares registered shall be increased automatically to cover the additional shares in accordance with Rule 416(a) of the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices for the Common Stock on the NASDAQ Global Select Market on July 17, 2006 (i.e., as of a date within five business days prior to filing).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THIS INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THESE SECURITIES MAY NOT BE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.


                    SUJECT TO COMPETION, DATED JULY 19, 2006

PRELIMINARY PROSPECTUS

                            EAGLE BULK SHIPPING INC.
                           DIVIDEND REINVESTMENT PLAN

                        5,000,000 Shares of Common Stock

     We are Eagle Bulk Shipping Inc., a Marshall Islands Company headquartered in New York City that owns and operates dry bulk carriers that transport dry cargoes along worldwide shipping routes. With this Prospectus we are offering you the opportunity to participate in our Dividend Reinvestment Plan, or the Plan. The plan provides you with an economical and convenient method of investing both cash dividends and voluntary cash contributions in additional shares of common stock, par value $0.01 or Common Stock without payment of brokerage commissions, service charges or other costs.

     Investing in our Common Stock involves a high degree of risks. You should consider certain risk factors before enrolling in the Plan. See "Risk Factors" on page 1 of this Prospectus and the documents incorporated herein by reference for more information. We suggest you retain this Prospectus for future reference.

     The price of shares purchased with reinvested dividends and voluntary cash contributions, if any, will be the market price of the shares as determined under the plan. Our stock is traded on the Nasdaq Global Select Market under the symbol "EGLE".

     Our transfer agent, Computershare Trust Company, Inc., will administer the plan. Registered shareholders of the Company can enroll in the plan by completing the enclosed participant card.

         Unless specifically noted otherwise in this Prospectus, all references to "we," "us," "our," or the "Company" refer to Eagle Bulk Shipping, Inc. and its subsidiaries.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is July 19, 2006.

                                TABLE OF CONTENTS

                                                                          Page

RISK FACTORS................................................................1

RISKS RELATED TO THE PLAN...................................................1

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS..................2

AVAILABLE INFORMATION.......................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................3

THE COMPANY.................................................................3

DIVIDEND PAYMENT HISTORY....................................................5

DESCRIPTION OF THE PLAN.....................................................5
         1.  What is the purpose of the Plan?...............................5
         2.  What are the advantages of the Plan?...........................5
         3.  Who administers the Plan for participants?.....................6
         4.  Who is eligible to participate?................................6
         5.  How does an eligible stockholder participate?..................6
         6.  When may an eligible stockholder join the Plan?................6
         7.  What does the Authorization Form provide?......................6
         8.  May a stockholder have dividends reinvested under
             the Plan from less than all of the shares of Common
             Stock registered in that stockholder's name?...................6
         9.  May a participant elect to make additional cash
             payments under the Plan?.......................................7
         10. When will purchases be made?...................................7
         11. How many shares of Common Stock will be purchased
             for participants?..............................................7
         12. What will be the price of shares of Common Stock
             purchased under the Plan?......................................7
         13. How are dividends on shares purchased through
             the Plan applied?..............................................8
         14. Are there any expenses to participants in connection
             with purchases under the Plan?.................................8
         15. How will participants be advised of their
             purchases of stock?............................................8
         16. Will participants be credited with dividends on shares held in their account under the plan?..........................8
         17. Will stock certificates be issued for shares of
             Common Stock purchased?........................................9
         18. How does a participant withdraw from the Plan?.................9
         19. What happens to a fraction of a share when a participant withdraws from the Plan?.......................................9
         20. What happens when a participant's record ownership of
             shares of Common Stock is less than 100 shares as of
             a dividend record date?........................................9
         21. What happens if the Company issues a stock dividend
             or declares a stock split or makes a rights offering?..........10
         22. How will a participant's shares held under the Plan
             be voted at meetings of stockholders?..........................10
         23. What are the income tax consequences of
             participation in the Plan?.....................................10
         24. What are the responsibilities of the Company
             under the Plan?................................................11
         25. Who bears the risk of market price fluctuations
             in the Common Stock?...........................................11
         26. May the Plan be changed or discontinued?.......................11

USE OF PROCEEDS.............................................................11

FEDERAL INCOME TAX CONSEQUENCES.............................................11

PLAN OF DISTRIBUTION........................................................14

EXPERTS.....................................................................14

LEGAL OPINIONS..............................................................14

DISCLOSURE OF COMMISSION POSITION ON  INDEMNIFICATION
 FOR SECURITIES ACT LIABILITIES.............................................15

INFORMATION NOT REQUIRED IN THE PROSPECTUS..................................16
         Item 14.  Other Expenses of Issuance and Distribution..............16
         Item 15.  Indemnification of Directors and Officers................16
         Item 16.  Exhibits and Financial Statement Schedules...............18
         Item 17.  Undertakings.............................................18

SIGNATURES..................................................................21

EXHIBIT INDEX ..............................................................23

                                  RISK FACTORS

     We have identified a number of risk factors which you should consider before buying shares of our common stock. These risk factors are incorporated by reference into this registration statement from the Company's Form 10-K filed on March 16, 2006. Please see "Incorporation of Certain Documents by Reference". In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the shares of Common Stock offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

     Before you decide to participate in the Plan and invest in our Common Stock, you should be aware of the following material risks in making such an investment. You should consider carefully these risk factors together with all risk factors and information included or incorporated by reference in this Prospectus before you decide to participate in the Plan. In addition, you should consult your own financial and legal advisors before making an investment.

                            RISKS RELATED TO THE PLAN

     You will not know the price of the Common Stock you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

     The price of our Common Stock may fluctuate between the time you decide to purchase Common Stock under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

     Our transfer agent, Computershare Trust Company, Inc., Denver, Colorado, the Plan Administrator, administers the Plan. If you instruct the Plan Administrator to sell Common Stock under the Plan, you will not be able to direct the time or price at which your shares of Common Stock is sold. The price of our Common Stock may decline between the time you decide to sell Common Stock and the time of actual sale.

     If you decide to withdraw from the Plan, the Plan Administrator will continue to hold your shares of Common Stock unless you request a certificate for whole shares.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

     Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charterhire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements and charter contracts on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

     Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

                              AVAILABLE INFORMATION

     We file annual and special reports within the Securities and Exchange Commission (the "Commission"). You may read and copy any document that we file at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Annual Report on Form 10-K for the period ended December 31, 2005, filed with the Commission on March 16, 2006;

     o Our "Description of Capital Stock" contained in our Registration Statement on Form S-1, (File No. 333-128930) as amended, filed with the SEC on October 11, 2005;

     o Our Current Reports on Form 8-K filed with the Commission on January 30, 2006, January 31, 2006, March 8, 2006, April 18, 2006, April 18,
          2006, June 23, 2006, July 6, 2006, July 6, 2006, July 6, 2006 and July
          7, 2006; and

     o All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

     You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent  information,  you  should  not  rely on it.  We are  not,  and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

     You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

           Eagle Bulk Shipping Inc.
           477 Madison Avenue
           New York, NY 10022
           (212) 785-2500

                                   THE COMPANY

     Eagle Bulk Shipping Inc., or the Company, incorporated under the laws of the Republic of the Marshall Islands and headquartered in New York City, is engaged primarily in the ocean transportation of a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. As of July 17, 2006, we owned and operated a modern fleet of 16 oceangoing vessels with a combined carrying capacity of 796,663 deadweight tons, or dwt, and an average age of 5.5 years.

     We are the largest U.S. based owner of Handymax dry bulk vessels. Handymax dry bulk vessels range in size from 35,000 to 60,000 dwt. Twelve of the 16 vessels in our operating fleet are classed as Supramax dry bulk vessels, a class of Handymax dry bulk vessels which range in size from 50,000 dwt to 60,000 dwt. These vessels have the cargo loading and unloading flexibility of on-board cranes while offering cargo carrying capacities approaching that of Panamax dry bulk vessels, which range in size from 60,000 to 100,000 dwt and must rely on port facilities to load and offload their cargoes. We believe that the cargo handling flexibility and cargo carrying capacity of the Supramax class vessels make them attractive to charterers.

     The following table presents certain information concerning our fleet as of July 17, 2006.

                      Year                     Time Charter
Vessel                Built       Dwt          Employment Expiration (1)
------                -----       ---          -------------------------

Supramax
Condor (2)            2001        50,296       November 2006 to March 2007
Falcon (2)            2001        50,296       February 2008 to June 2008
Harrier (2)           2001        50,296       March 2007 to June 2007
Hawk I (2)            2001        50,296       March 2007 to June 2007
Merlin (2)            2001        50,296       October 2007 to December 2007
Osprey I (2) (4)      2002        50,206       July 2008 to November 2008
Cardinal (3)          2004        55,408       March 2007 to June 2007
Peregrine (3)         2001        50,913       October 2006 to January 2007
Heron                 2001        52,827       December 2007 to February 2008
Jaeger                2004        52,265       April 2007 to June 2007
Kestrel I (2) (5)     2004        50,209       December 2007 to April 2008
Tern (2) (6)          2003        50,209       December 2007 to April 2008

Handymax
Sparrow (3)           2000        48,220       November 2006 to February 2007
Kite                  1997        47,195       March 2007 to May 2007
Griffon               1995        46,635       January 2007 to February 2007
Shikra                1994        41,096       July 2006 to November 2006

(1) The date range provided represents the earliest and latest date on which the charterers may redeliver the vessel to us upon the termination of the charter.

(2)  These vessels are sister ships.

(3)  These vessels are similar ships built at the same shipyard.

(4) The charterer of the OSPREY I has an option to extend the charter period by up to 26 months at $25,000 per day.

(5) The charterer of the KESTREL I has an option to extend the charter period by 11 to 13 months at $20,000 per day.

(6) The charterer of the TERN has an option to extend the charter period by 11 to 13 months at $20,500 per day.

     Our principal offices are located at 477 Madison Avenue, New York, NY 10022 and our telephone number is (212) 785-2500. Our website is www.eagleships.com. The information found on our website is not part of this prospectus.

                            DIVIDEND PAYMENT HISTORY

     On October 5, 2005 the Company's board of directors voted to declare a cash dividend for the third quarter of 2005 on its Common Stock of $0.54 per share, based on 27,150,000 shares of Common Stock outstanding, payable on October 31, 2005 to all shareholders of record as of October 17, 2005. The aggregate amount of the cash dividend paid to the Company's shareholders on October 31, 2005 was $14,661,000. On January 30, 2006 the Company's board of directors voted to declare a cash dividend for the fourth quarter of 2005 on its Common Stock of $0.57 per share payable on February 24, 2006 to all shareholders of record as of February 15, 2006. On April 18, 2006, the Company's board of directors voted to declare a cash dividend for the first quarter of 2006 of $0.50 per share payable on May 3, 2006 to all shareholders of record as at April 28, 2006. On July 17, 2006, the Company's board of directors voted to declare a cash dividend for the second quarter of 2006 of $0.50 per share payable on August 3, 2006 to all shareholders of record as at July 28, 2006.

                             DESCRIPTION OF THE PLAN

     On July 17, 2006, the Company's Board of Directors adopted the Dividend Reinvestment Plan or the Plan, under which shares of the Company's Common Stock are available for purchase to existing investors who are looking to increase their holdings of our Common Stock. Participants can purchase our Common Stock with optional quarterly cash investments and cash dividends.

     The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan is not intended to provide holders of Common Stock with a mechanism for generating assured short-term profits through rapid turnover of shares acquired at a discount. The Plan's intended purpose precludes any person, organization or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional quarterly cash investment limit.

     We reserve the right to modify, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with its intended purpose.

                                    THE PLAN

PURPOSE AND ADVANTAGES

1.   What is the purpose of the Plan?

     The purpose of the plan is to provide participants with a simple, convenient and economical method of reinvesting cash dividends paid on shares of Common Stock and by optional cash deposits. The Plan allows participants to have all cash dividends paid on their shares of Common Stock automatically reinvested in Common Stock of the Company.

2.   What are the advantages of the Plan?

     Participants may increase their holdings of Common Stock with the reinvestment of cash dividends received on previously owned Common Stock registered in their names and by optional cash deposits without incurring any service charges and without the payment of brokerage commissions in connection with purchases under the Plan. Regular statements of account provide each participant with a record of each transaction. Participation in the Plan is entirely voluntary. You may join or terminate your participation at any time prior to a particular dividend record date by making timely written notice to the Plan Administrator (see Question 3).

ADMINISTRATION

3.   Who administers the Plan for participants?

     Computershare Trust Company, Inc. (Computershare), the Company's stock transfer agent, hereinafter referred to as the Plan Administrator, administers the Plan for participants by maintaining records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Plan Administrator's nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. The Company may replace the Plan Administrator at any time within its sole discretion.

PARTICIPATION

4.   Who is eligible to participate?

     All holders of a minimum of 100 shares of record of Common Stock of the Company are eligible to participate in the Plan. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker nominee) may arrange for the holder of record of such shares to enroll in the plan, in order to participate in the plan.

5.   How does an eligible stockholder participate?

     To participate in the Plan, a stockholder of record must simply complete an Authorization Form and return it to the Plan Administrator. An Authorization Form will be provided from time to time to the holders of the Company's Common Stock, and may be obtained at any time by written request to: Computershare Trust Company, Inc. 350 Indiana Street, Suite 800 Golden, CO 80401 ATTN:
Dividend Reinvestment Plan Administrator

6.   When may an eligible stockholder join the Plan?

     A stockholder of record owning a minimum of 100 shares of Common Stock may join the Plan at any time. If the Authorization Form is received by the Plan Administrator on or before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of Common Stock, such reinvestment of dividends will begin with that dividend payment. Please note that the Plan does not represent any change in the Company's dividend policy or a guarantee of the payment of any future dividends.

7.   What does the Authorization Form provide?

     The Authorization Form directs the Company to pay to the Plan Administrator for the account of the participating stockholder of record all dividends on the shares registered in the name of the participant as reflected in the records of the Company's stock transfer agent, as well as dividends paid on the shares credited to the participant's account under the Plan. It also appoints the Plan Administrator (or such other plan administrator as the Company may from time to time designate) as agent for the stockholder and directs such agent to apply all of such dividends to the purchase of additional shares of Common Stock in accordance with the terms and conditions of the Plan. Such Authorization Form may also authorize the investment of additional cash deposits for the purchase of shares of Common Stock as of the next Investment Date.

8. May a stockholder have dividends reinvested under the Plan from less than all of the shares of Common Stock registered in that stockholder's name?

     Reinvestment of dividends is limited to all dividends paid on all Common Stock registered in your name or in the name of a broker nominee and the Common Stock held in a participant's account under the Plan.

OPTIONAL CASH PAYMENTS

9.   May a participant elect to make additional cash payments under the Plan?

     Yes. In addition to the reinvestment of dividends paid on shares of Common Stock, participants who are existing shareholders may make optional cash contributions of between $50.00 and $10,000.00 per calendar quarter for the purchase of additional shares of Common Stock. The Company will not approve investment of optional cash contributions in excess of the stated limit. Participants wishing to make optional cash contributions may forward such funds to the Plan Administrator within 30 days prior to the next dividend payment date. No interest earnings will be paid on such funds. Funds submitted prior to 30 days before the next dividend payment date will be returned.

     OPTIONAL CASH DEPOSITS DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS ISSUED BY A SAVINGS INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE COMPANY OR ANY OTHER GOVERNMENTAL AGENCY.

     Upon written request addressed to the Plan Administrator received at least 5 business days prior to the next dividend payment date, any optional cash deposits received which have not yet been invested in Common Stock will be reimbursed to the participant.

PURCHASES

10.  When will purchases be made?

     Purchases under the plan will be made during each calendar quarter on each "Investment Date," which will be the first business day following a dividend payment date or as soon as practicable thereafter. Purchases of Common Stock will be made at the direction of the Plan Administrator or its selected broker/dealer. No interest earnings will be paid by the Plan Administrator on dividend payments pending their investment in Common Stock.

     In the event applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of shares of the Common Stock, the Plan Administrator is not accountable for its inability to make purchases at such time. If shares of Common Stock are not available for purchase for a period longer than 30 days from the prior dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participant's account.

11.  How many shares of Common Stock will be purchased for participants?

     The number of shares that will be purchased for each participant on any dividend payment date will depend on the amount of the participant's cash dividend and any optional cash contributions received within 30 days prior thereto, and the purchase price of the shares of Common Stock. Each participant's account will be credited with that number of shares (including fractional shares computed to seven decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to seven decimal places).

12.  What will be the price of shares of Common Stock purchased under the Plan?

     In making purchases of Common Stock for the participant's account associated with each Investment Date, the Plan Administrator will commingle the participant's funds with those of other participants under the Plan. The price of shares of Common Stock purchased in the open market for participants in the Plan with reinvested dividends on their Common Stock and optional cash contributions for each Investment Date will be equal to the average price of all shares of the Common Stock purchased on the Investment Date by the Plan Administrator on behalf of the Plan. In addition, from time to time, the Company may distribute newly issued Common Stock to be sold under the plan. In such event, the price of such Common Stock will be the closing price of the Company's Common Stock on the Nasdaq National Select Market on the investment date. Our Plan Administrator, Computershare Trust Company, Inc., may assist in the identification of investors and provide other related services, but will not be acting as an underwriter with respect to our Common Stock sold under the Plan.

     The Common Stock is traded on the Nasdaq National Select Market. The Company will bear all costs of administering the Plan, except as described under Question 14 below.

13.  How are dividends on shares purchased through the Plan applied?

     The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of Common Stock and to have the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of Common Stock unless and until the participant elects to terminate participation in the Plan.

COSTS

14. Are there any expenses to participants in connection with purchases under the Plan?

     No. Participants will make such purchases without the payment of brokerage commissions, and the Company will pay all fees in connection with purchases of shares of Common Stock purchased on the Investment Date. There are no service charges to participants in connection with purchases of shares of Common Stock under the Plan. All costs of administration of the Plan are paid by the Company. However, if a participant requests the Plan Administrator to sell his or her shares in the event of his or her withdrawal from the Plan, the participant will pay the applicable brokerage commission associated with the sale of such Common Stock, any required transfer tax, and applicable service charges.

REPORTS TO PARTICIPANTS

15.  How will participants be advised of their purchases of stock?

     As soon as practicable after each purchase, the participant will receive a statement of account from the Plan Administrator. These statements are the participant's continuing record of the cost of shares purchased and the number of shares acquired, and should be retained for tax purposes. Participants will also receive, from time to time, communication sent to other holders of the Common Stock.

DIVIDENDS

16. Will participants be credited with dividends on shares held in their account under the plan?

     Yes. The participant's account will be credited with dividends paid on full shares and fractional shares credited to the participant's account. The Plan Administrator will reinvest the dividends received in additional shares of Common Stock.

STOCK CERTIFICATES

17.  Will stock certificates be issued for shares of Common Stock purchased?

     The Plan Administrator will hold all stock certificates representing purchases of Common Stock under the Plan in the name of its nominee. Normally, certificates for Common Stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statement of account.

     The participant may receive certificates for full shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of all full shares in the account. When certificates are issued to the participant, future dividends on such shares will be reinvested in shares of Common Stock. Any undistributed shares will continue to be reflected in the participant's account.

     The participant's rights under the Plan and shares credited to the account of the participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

     Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Additional certificates for whole shares will be similarly registered when issued.

WITHDRAWAL FROM THE PLAN

18.  How does a participant withdraw from the Plan?

     A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator (see Question 5 for the full name and address of the Plan Administrator). When a participant withdraws from the Plan, or upon termination of the Plan by the Company, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share (see Question 19).

         Upon withdrawal from the Plan, the participant may also request that all of the shares credited to his or her account be sold by the Plan Administrator. If such sale is requested, the Plan Administrator will place a sale order, as promptly as possible after the processing of the request for withdrawal, for the account of the participant through an agent designated by the Plan Administrator at the prevailing market price at the time of such sale. The participant will receive from the Plan Administrator a check for the proceeds of the sale less any applicable brokerage commission and any transfer tax.

19. What happens to a fraction of a share when a participant withdraws from the Plan?

     When a participant withdraws from the Plan, a cash adjustment representing the value of any fraction of a share then credited to the participant's account will be mailed directly to the participant. The cash adjustment will be based on the closing price of the Common Stock on the effective date of the withdrawal. In no case will certificates representing a fractional share interest be issued.


OTHER INFORMATION

20. What happens when a participant's record ownership of shares of Common Stock is less than 100 shares as of a dividend record date?

     If a participant disposes of shares of Common Stock registered in his or her name (including shares credited to his or her account under the Plan) so that the total shares held in the name of the participant is less than 100 shares, the Plan Administrator will discontinue the investment of cash dividends on the shares credited to the participant's account under the Plan, or otherwise, until such participant's record ownership of shares increases to at least 100 shares in the aggregate. All applicable dividends will be paid in the form of cash until such participant's stock ownership increases to at least 100 shares. If following a disposition of stock, a participant's aggregate record ownership of the Common Stock contains less than one hundred (100) shares of Common Stock, then at the Company's election, a certificate will be issued for the full shares in the account, a cash payment will be made for any fractional shares, any uninvested cash balance in the account will be paid to the participant, and the account will be terminated.

21. What happens if the Company issues a stock dividend or declares a stock split or makes a rights offering?

     Any shares representing stock dividends or stock splits distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account. Shares representing stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to stockholders who are not participating in the Plan.

22. How will a participant's shares held under the Plan be voted at meetings of stockholders?

     Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to his or her other shares in the Company and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of Common Stock held by the Plan to the participating stockholder. Where no instructions are received from a participant with respect to a participant's shares held under the Plan, or otherwise, such shares shall not be voted unless the participant votes such shares in the person.

23. What are the United States federal income tax consequences of participation in the Plan?

     In general, a participant in the Plan has the same federal income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of Common Stock who elect to receive cash dividends directly. A participant is treated for federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the Common Stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account.

     The basis of each share of Common Stock credited to a participant's account pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the Common Stock. The holding period for such shares begins on the day following the dividend payment date.

     The receipt by a participant of certificates representing whole shares previously credited to his or her account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or loss when fractional shares are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells shares after the participant's withdrawal from the Plan.

     All participants are advised to consult with their tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent sale by them of shares purchased pursuant to the Plan including any state or local income tax consequences.

24.  What are the responsibilities of the Company under the Plan?

     The Company and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or judicially declared incompetency or with respect to the prices at which shares are purchased for the participant's account, and the times when such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or with respect to any sales of Common Stock made under the Plan on behalf of the participant. The Company shall interpret the Plan; all such interpretations and determinations made by the Company shall be conclusive. The terms and conditions of the Plan and its operation will be governed by the laws of the State of New York.

25.  Who bears the risk of market price fluctuations in the Common Stock?

     A participant's investment in shares acquired under the Plan is no different from direct investment in shares of the Company. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither the Company nor Plan Administrator make any representations with respect to the future value of Common Stock purchased under the Plan. The participant should recognize that the Company, Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in Common Stock purchased or sold under the Plan.

26.  May the Plan be changed or discontinued?

     The Plan may be amended, suspended, modified or terminated at any time by the Board of Directors of the Company without the approval of the participants. Notice of such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

     The Company or the Plan Administrator may terminate a stockholder's individual participation in the Plan at any time by written notice to the stockholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the Participant, it will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional share.

                                 USE OF PROCEEDS

     The net proceeds we realize from sales of our authorized and unissued Common Stock pursuant to the Plan will be used for working capital and general corporate purposes. We do not know either the number of shares of Common Stock that will be purchased under the Plan or the prices at which shares of our Common Stock will be sold to participants.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material United States federal income tax considerations relevant to a U.S. Participant, as defined below, with respect to participation in the Plan. This discussion does not purport to deal with the tax consequences of participation in the Plan to all categories of investors, some of which may be subject to special rules. This discussion assumes that a U.S. holds the Common Stock as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under United States federal, state, local or foreign law of the ownership of Common Stock.

     The following discussion of United States federal income tax matters is based on the United States Internal Revenue Code of 1986, or the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, all of which are subject to change, possibly with retroactive effect. We have not received nor do we intend to seek a private letter ruling from the Internal Revenue Service regarding the Plan.

     A "U.S. Participant" means a participant in the Plan that is a United States citizen or resident, United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     If a partnership is a participant in the Plan, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership participating in the Plan, you are encouraged to consult your tax advisor.

Tax Consequences of Dividend Reinvestment
-----------------------------------------

     In the case of newly-issued shares acquired from us, a U.S. Participant will be treated as receiving a dividend for United States federal income tax purposes in an amount equal to the fair market value as of the dividend payment date of the Common Stock purchased with the reinvested dividends. In the case of Common Stock acquired in market transactions, a U.S. Participant will be treated as receiving a dividend for United States federal income tax purposes in an amount equal to sum of (x) the cash dividend paid by us and (y) the pro rata share of any brokerage trading fees or other related charges paid by us in connection with the Administrator's purchase of the Common Stock on behalf of the participant. Those dividend amounts will be the U.S. Participant's basis in the shares purchased. A U.S. Participant's holding period of those shares will begin on the day following the date of purchase.

     The dividends described above will constitute taxable dividend income to a U.S. Participant to the extent of our current and accumulated earnings and profits allocable to the distributions. Such dividends may be eligible for taxation at reduced rates in the hands of a non-corporate U.S. Participant, provided that holding period and certain other requirements are satisfied. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Participant's tax basis in his Common Stock on a dollar-for-dollar basis and thereafter as capital gain.

Tax Consequences of Optional Cash Investments
---------------------------------------------

     With respect to newly issued shares, a U.S. Participant who elects to invest in additional shares by making optional cash investments will be treated for United States federal income tax purposes as having received a dividend equal to the excess (if any) of (i) the fair market value on the investment date of the shares purchased, over (ii) the optional cash investments made. A U.S. Participant will not be deemed to have received a dividend with respect to shares acquired by purchases in market transactions, except to the extent of brokerage fees and charges paid to the Administrator by us. A U.S. Participant's tax basis in the shares purchased will be equal to the cost paid by the participant in acquiring the stock, plus the amount (if any) treated as a dividend for federal income tax purposes. The U.S. Participant's holding period for those shares will begin on the day following the date of purchase.

     Shares, or any fraction of shares, purchased with initial or supplemental cash payments will have a tax basis equal to the amount of the payments increased by the amount of brokerage fees, if any, treated as a taxable dividend to a U.S. Participant with respect to those shares or fraction of shares. The holding period for the shares, or fraction of shares, begins on the day following the purchase date.

     Any distributions which the participant is treated as receiving would be taxable income or gain or reduce the basis in Common Stock, or some combination of these treatments, under the rules described above under "Tax Consequences of Dividend Reinvestment."

Tax Consequences of Dispositions
--------------------------------

     A U.S. Participant generally will recognize taxable gain or loss upon a sale, exchange or other disposition of the shares whether the sale or exchange is made at the U.S. Participant's request upon withdrawal from the Plan or takes place after withdrawal from or termination of the Plan and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share credited to his or her account. The amount of gain or loss will equal the difference between the amount realized by the U.S. Participant from such sale, exchange or other disposition and the U.S. Holder's tax basis in the shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Participant's holding period in the shares is greater than one year at the time of the sale, exchange or other disposition. A U.S. Participant's ability to deduct capital losses is subject to certain limitations.

     A U.S. Participant will not realize any taxable income when he receives certificates for whole shares credited to his account, either upon his request for such certificates or upon withdrawal from or termination of the Plan.

Backup Withholding and Information Reporting
--------------------------------------------

     In general, dividend payments and other taxable distributions made within the United States to a U.S. Participant will be subject to information reporting requirements. Such payments will also be subject to backup withholding tax when paid to a non-corporate U.S. Participant who:

     o    fails to provide an accurate taxpayer identification number;

     o is notified by the Internal Revenue Service that he has failed to report all interest or dividends required to be shown on his federal income tax returns; or

     o    in   certain   circumstances,   fails  to   comply   with   applicable
          certification requirements.

     If a dividend is subject to backup withholding, backup withholding will be withheld from the dividend before the dividend is reinvested under the Plan. Backup withholding tax is not an additional tax. Rather, a U.S. Participant generally may obtain a refund of any amounts withheld under backup withholding rules that exceed his income tax liability by filing a refund claim with the Internal Revenue Service.

     PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OR PARTIIPATION IN THE PLAN, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

                              PLAN OF DISTRIBUTION

     Subject to the discussion below, we may distribute newly issued Common Stock sold under the Plan. Our Plan Administrator, Computershare Trust Company, Inc., may assist in the identification of investors and provide other related services, but will not be acting as an underwriter with respect to our Common Stock sold under the Plan. You will pay no brokerage trading fees on Common Stock purchased through the Plan when such shares of Common Stock are being acquired from us or through open market sources. However if you request the Plan Administrator to sell your shares in the event of your withdrawal from the Plan, you will pay the applicable brokerage commission associated with the sale of the Common Stock, any required transfer tax, and applicable service charges (please see Question 14 above).

     In connection with the administration of the Plan, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of existing shareholders and new investors who may be engaged in the securities business.

     Persons who acquire our Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934, and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those to which he, she or it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of our Common Stock so purchased. We may, however, accept optional cash investments and initial investments made pursuant to requests for waiver by such persons.

     From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to optional cash investments and initial investments made pursuant to requests for waiver under the Plan. Those transactions may cause fluctuations in the trading volume of our Common Stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of our Common Stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purposes of the Plan.

                                     EXPERTS

     The Company's consolidated financial statements appearing in the Company's Annual Report on Form 10-K for the period ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Marshall Islands law.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Business Corporation Act (the "BCA") of the Marshall Islands authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

     Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys' fees and disbursements and court costs) to our directors and offices and carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

     The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

     There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     We estimate the expenses in connection with the issuance and distribution of our Common Stock in this offering to be as follows:

SEC Registration Fee............................................$   7,822
Printing and Engraving Expenses.................................$   5,000
Legal Fees and Expenses.........................................$  25,000
Accountants' Fees and Expenses..................................$  15,000
Nasdaq Entry Fee................................................   17,500
Transfer Agent's Fees and Expenses..............................$   1,000
Miscellaneous Costs.............................................   10,000
Total...........................................................   81,322

Item 15. Indemnification of Directors and Officers.

     The bylaws of the Company provide that every director and officer of the Company shall be indemnified out of the funds of the Registrant against:

     (1) all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director or officer acting in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always that such indemnity shall not extend to any matter which would render it void pursuant to any Marshall Islands statute from time to time in force concerning companies insofar as the same applies to the Registrant (the "Companies Acts"); and

     (2) all liabilities incurred by him as such director or officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

     Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

     Indemnification of directors and officers.

     (1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

     (2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

     (5) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (6) Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 16. Exhibits and Financial Statement Schedules.

     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.  Undertakings.

A.   The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included is to contained in reports filed with or furnished to the Commission that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this Registration Statement,

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material  information with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement.

     (5)  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2),
          (b)(5), or (b)(7) as part of this Registration Statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (8) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (9) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (10) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules an regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 19, 2006.


                                    EAGLE BULK SHIPPING INC.

                                    By:   /s/ Sophocles N. Zoullas
                                          -------------------------------
                                          Sophocles N. Zoullas
                                          President, Chief Executive Officer and
                                          Chairman of the Board

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Sophocles N. Zoullas, Alan S. Ginsberg and Gary J. Wolfe his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute,

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons on July 19, 2006 in the capacities indicated.


          Signature                                        Title
          ---------                                        -----

/s/  Sophocles N. Zoullas
---------------------------------
     Sophocles N. Zoullas                   Director, President, Chief Executive
                                            Officer, Chairman of the Board
                                            (Principal Executive Officer)

/s/  Michael B. Goldberg
---------------------------------
     Michael B. Goldberg                    Director

/s/  Frank J. Loverro
---------------------------------
     Frank J. Loverro                       Director

/s/  David B. Hiley
---------------------------------
     David B. Hiley                         Director

/s/ Douglas P. Haensel
---------------------------------
    Douglas P. Haensel                      Director

/s/  Michael Mitchell
---------------------------------
     Michael Mitchell                       Director

/s/  Joseph Cianciolo
---------------------------------
     Joseph Cianciolo                       Director

/s/  Alan S. Ginsberg
---------------------------------
     Alan S. Ginsberg                       Chief Financial Officer (Principal
                                            Financial Officer and Principal
                                            Accounting Officer)


                 Authorized Representative in the United States

     Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Shipping Inc., has signed this registration statement in the City of Newark, State of Delaware, on July 19, 2006.


PUGLISI & ASSOCIATES

By:  /s/ Gregory F. Lavelle
     ------------------------------------
     Name: Gregory F. Lavelle
     Title:  Managing Director

                                  EXHIBIT INDEX

Exhibit
Number                          Description
------                          -----------

3.1            Amended and Restated Articles of Incorporation of the Company*

3.2            Amended and Restated By Laws of the Company*

4.1            Specimen Common Share Certificate*

5.1 Opinion of Seward & Kissel LLP, counsel to the Company, on the validity of the common stock

23.1           Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2           Consent of Ernst & Young LLP

24             Power of Attorney (contained in signature page)


* Incorporated by reference from the Company's Form S-1/A filed with the Commission on June 22, 2005.







SK 25083 0001 656098